ATTACHMENTS FOR N-SAR SUB-ITEM 77M
08-31-04 FYE FUNDS FOR THE 09-01-04
PERIOD ENDED 2-19-05

On January 20, 2005 and February 3, 2005, as approved by a majority of shareholders of each series of J.P. Morgan Funds, J.P. Morgan
 Institutional Funds, J.P. Morgan Mutual Fund
Group, J.P. Morgan Mutual Fund Select Group,
J.P. Morgan Mutual Fund Select Trust and J.P.
Morgan Mutual Fund Trust were reorganized into
J.P. Morgan Mutual Fund Series.

On January 20, 2005, as approved by a majority
 of shareholders of JPMorgan Strategic Income
Fund (the Merging Fund), a series of J.P.
Morgan Mutual Fund Group, the Merging Fund merged into JPMorgan Global Strategic Income
Fund (the Surviving Fund), a series of the J.P. Morgan Institutional Funds (the Merger).
 After the Merger, shareholders of the Merging
Fund held shares of the Surviving Fund with the
 same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan U.S. Treasury
Income Fund (the Merging Fund), a series of
J.P. Morgan Mutual Fund Group, the Merging Fund merged into One Group Government Bond Fund (the
 Surviving Fund), a series of the One Group
Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging
Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Bond Fund II (the
Merging Fund), a series of J.P. Morgan Mutual
Fund Select Group, the Merging Fund merged into
One Group Core Bond Fund (the Surviving
Fund), a series of the One Group Mutual Funds
(the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving
Fund with the same aggregate net asset
 value as the shares held in the Merging Fund prior to the Merger.

On January 20, 2005, as approved by a majority of shareholders of JPMorgan Tax Free Income Fund
(the Merging Fund), a series of J.P. Morgan
 Mutual Fund Select Trust, the Merging Fund merged into One Group Tax-Free Bond Fund
(the Surviving Fund), a series of the One Group
Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan Liquid
Assets Money Market Fund (the Merging Fund), a series of J.P. Morgan Mutual Fund Trust, the
Merging Fund merged into One Group Prime Money
Market Fund (the Surviving Fund), a series of the One Group Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan Treasury
Plus Money Market Fund (the Merging Fund), a series of J.P. Morgan Mutual Fund Trust, the
Merging Fund merged into One Group U.S.
Treasury Securities Money Market Fund (the
Surviving Fund), a series of the One Group
Mutual Funds (the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging
Fund prior to the Merger.

At the February 3, 2005 adjournment of the January 20, 2005 meeting, as approved by a majority of shareholders of JPMorgan U.S.
Government Money Market Fund (the Merging
Fund), a series of J.P. Morgan Mutual Fund
Trust, the Merging Fund merged into One Group
Government Money Market Fund (the Surviving
Fund), a series of the One Group Mutual Funds
(the Merger). After the Merger, shareholders of the Merging Fund held shares of the Surviving Fund with the same aggregate net asset value as the shares held in the Merging
Fund prior to the Merger.